Exhibit 10.15
***** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT 5
TO THE
SHOP YOUR WAY RETAIL ESTABLISHMENT AGREEMENT
BETWEEN
LANDS’ END, INC.
AND
SEARS HOLDINGS MANAGMENT CORPORATION

This Amendment 5 (this “Amendment”) to the Shop Your Way Retail Establishment Agreement (described below) is made and effective as of June 29, 2017 (the “Effective Date”) by and between Lands’ End, Inc., (“LE”) and Sears Holdings Management Corporation (“SHMC”). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the “Agreement” (as defined below).

RECITALS

A.    LE and SHMC are parties to that certain Shop Your Way Retail Establishment Agreement effective as of April 4, 2014, as amended (collectively, the “Agreement”).

B.    The Parties desire to further amend the Agreement as set forth herein.

AGREEMENTS

NOW, THEREFOERE, in consideration of the mutual covenants and promises herein and other good and valuable consideration, the receipt and sufficiency of which each Party hereby acknowledges, the Parties agree as follows:

1.	Amendment to Section 2 (Term). Effective June 29, 2017, Section 2 of the Agreement is replaced in its entirety with the following:

“2.    Term. The term of this Agreement (the “Term”) is hereby extended and will end, unless terminated earlier, on April 4, 2018.”

2.	Amendment to Section 6d (Redemption of Points). Effective June 29, 2017, Section 6d of the Agreement is replaced in its entirety with the following:

“d.    Redemption of Points. So long as this Agreement has not expired or been terminated, LE will, on a non-exclusive basis, accept Points from all Members as partial or full payment for all Program-Eligible Purchases in accordance with the Program Terms and Conditions and this Agreement and regardless of the means of payment tendered by Members for any portion of Program-Eligible Purchases that are not paid for with Points and regardless of the merchandise and services purchased. SHMC may authorize, upon terms and conditions determined by SHMC in its sole discretion, additional third parties to redeem Points, including new Redeeming Retailers.”

3.	Amendment to Section 6e (Reimbursement or Payment Upon Redemption). Effective June 29, 2017, Section 6e of the Agreement is replaced in its entirety with the following:

“e.    Reimbursement or Payment Upon Redemption. SHMC will reimburse LE or LE will pay SHMC (as applicable) for Points that LE, in accordance with the Program Terms and Conditions and this Agreement, accepts from its customers that are Members as payment for Program-Eligible Purchases at the rate or rates specified on Exhibit 2. Notwithstanding any expiration or termination of this Agreement, SHMC will continue to reimburse LE, or LE will pay SHMC (as applicable) for all Points earned and/or redeemed by Members for Program-Eligible Purchases at LE prior to such expiration or termination. Subject to SHMC’s prior commercially reasonable review and approval of the form of communication to Members, LE agrees to provide notice to Members in LE Formats at least thirty (30) days prior to any expiration or termination of this Agreement that they will no longer be able to earn or redeem Points in LE Formats after the applicable expiration or termination date, and LE will make all commercially reasonable efforts to cancel, subside or otherwise cease offering any Additional Point offers from the date such notice is given. ”

4.	Amendment to Section 6g (Reconciliation and Payment of Points Fees). Effective June 29, 2017, Section 6g of the Agreement is replaced in its entirety with the following:

“g.    Reconciliation and Payment of Points Fees. Subject to Section 6.k below, the amount or amounts of Points fees that LE owes to SHMC in accordance with this Agreement, and the amount or amounts of Points reimbursement that SHMC owes to LE in accordance with this Agreement, will be determined by SHMC on a monthly basis and netted against each other. Subject to the remaining provisions of this subsection, the net amount owed by a Party shall be remitted to the other Party within five days thereafter. Unless otherwise mutually agreed in writing, all amounts payable under this Agreement shall be reduced by and netted against the aggregate amount, if any, that the other Party and its Affiliates owe under all of the other Ancillary Agreements, as defined in the Separation and Distribution Agreement by and between Sears Holdings Corporation and Lands’ End, Inc., dated as of April 4, 2014 (“Separation Agreement”) as well as any other agreements between LE and SHMC, including their respective Affiliates (collectively, the “Additional Agreements”). After netting all amounts due under the Additional Agreements as provided for herein, the Parties will make payments (to the Party who is owed the net amount) by electronic transfer of immediately available funds to a bank account designated by such Party from time to time. All amounts remaining unpaid for more than 15 days after their respective due date(s) will accrue interest as set forth in Section 14.19 (Payment Terms) of the Separation Agreement, until paid in full.”

5.	Amendment to Section 10d (LE Opt-In Data). Effective April 4, 2014, Section 10 of the Agreement is replaced in its entirety with the following:

“d.    LE Opt-In Data. At LE Shops, SHMC shall, upon the reasonable request of LE, offer customers the ability to opt-in to receive emails directly from LE (“LE Shop Opt-Ins”). With respect to each LE Shop Opt-In, SHMC will provide LE with the email address and name of the individual opting in as well as the physical address if available (“LE Shop Opt-In Data”). LE and SHMC are joint owners of the LE Shop Opt-In Data; provided that, SHMC is the sole and exclusive owner of Program Data that does not consist of the LE Shop Opt-In Data notwithstanding anything to the contrary in this Agreement. LE Shop Opt-In Data will be delivered to LE in the format and with the frequency, and using the secure delivery methods, in effect as of the Effective Date. LE may revise the format, frequency, and methods related to the delivery of the LE Shop Opt-In Data from time to time upon 30-days’ advance written notice to SHMC, except that security related changes shall be made as soon as possible and without unreasonable delay. Each Party may use LE Shop Opt-in Data in accordance with its respective privacy policy and Applicable Law provided LE posts clear and prominent notice of its own privacy policy at the point of collection subject to SHMC approval. Except for LE-Collected Program Data, LE is the sole and exclusive owner of any email opt-in information collected in an LE Format other than LE Shops.”

6.	Amendment to Section 17b (Notice). Effective June 29, 2017, the contact information portion of Section 17b of the Agreement is replaced with:

If to SHMC, to:    Sears Holdings Management Corporation
3333 Beverly Road
Hoffman Estates, Illinois 60179
Attn.: Chief Commercial Officer, SYW
Email: Robert.Naedele@searshc.com

With a Copy to:                Sears Holdings Corporation
3333 Beverly Road
Hoffman Estates, Illinois 60179
Attn.: General Counsel
Facsimile: 847-747-1610
Email: counsel@searshc.com

If to LE, to:                Lands’ End, Inc.
5 Lands’ End Lane
Dodgeville, Wisconsin 53595
Attn.: VP, Multi-Channel Marketing
Facsimile: (608) 935-6884
Email: mike.holahan@landsend.com

With a Copy to:                Lands’ End, Inc.
5 Lands’ End Lane
Dodgeville, Wisconsin 53595
Attn.: General Counsel
Email: lawdepartment@landsend.com

7.	Amendment to Exhibit 2 Section A1 (base Points Fee). Effective April 4, 2017, Exhibit 2 Section A1 of the Agreement is replaced in its entirety with the following:

“1. Base Points Fee. The Base Points Fee will be [*****] for every thousand (1,000) Base Points issued to Members as a result of Program-Eligible Purchases in LE Formats.”

8.	Amendment to Exhibit 2 Section B (Surprise Points Fee). Effective April 4, 2017, Exhibit 2 Section B of the Agreement is replaced in its entirety with the following:

“B. Surprise Points Fee. The Surprise Points Fee will be [*****] for every thousand (1,000) Surprise Points redeemed in LE Formats; provided that, SHMC shall pay to LE a volume credit based on the redemption volume per each fiscal year as set forth in the table below:

Redemption Volume per Fiscal Year (beginning FY 2017)	Volume Credit
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

Example: If the redemption volume for FY 2017 is [*****], the volume credit SHMC shall owe LE shall be [*****].”

9.
Confirmation of Agreement. Except as specifically amended herein, the terms and conditions of the Agreement are confirmed as originally written shall remain in full force and effect. This Amendment supersedes all oral negotiations and prior and contemporaneous writings with respect to the subject matter hereof and is intended by the Parties as the final expression of the agreement with respect to the terms and conditions set forth herein and as the complete and exclusive statement of the terms agreed to by the Parties. If there is any conflict between the terms, conditions and provisions of this Amendment and those of any other agreement or instrument, the terms, conditions and provisions of this Amendment shall prevail. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

[Signature Page Follows]

[*****] Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment effective as of the Effective Date.

LANDS’ END, INC. By (sign): /s/Michael A. Holahan Title: SVP, Multichannel Marketing Date: 9-6-17	SEARS HOLDINGS MANAGEMENT CORPORATION By (sign): /s/Jonathan Babb Title: Vice President, Deputy General Counsel and Secretary Date: September 1, 2017